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Exhibit 99.1

NEWS	Contact	Frontier Airlines, Inc.
FOR IMMEDIATE RELEASE	Joe Hodas	Frontier Center One
	Frontier Airlines	7001 Tower Road
	720-374-4200	Denver, CO 80249
	jhodas@flyfrontier.com	P 720.374.4200 F 720.374.4375
frontierairlines.com

Frontier Announces Proposed Offering of Convertible Debentures

        DENVER (Nov. 29, 2005)—Frontier Airlines, Inc. (NASDAQ: FRNT) today announced its intention to sell, subject to market and other conditions, $80 million aggregate principal amount of convertible debentures due 2025. Frontier is expected to grant the underwriters an over-allotment option to purchase up to an additional $12 million principal amount of debentures. The interest rate, conversion rate and offering price of the debentures are to be determined by negotiations between Frontier and the underwriters.

        Morgan Stanley is the sole bookrunning manager for the offering, with Citigroup Global Markets Inc. acting as co-manager. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from the offices of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Frontier

        Currently in its 12th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport, employing approximately 4,600 aviation professionals. With 49 aircraft and the youngest Airbus fleet in North America, Frontier offers 24 channels of DIRECTV® service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with Frontier JetExpress operated by Horizon Air, Frontier operates routes linking its Denver hub to 47 destinations in 28 states spanning the nation from coast to coast and to five cities in Mexico. Frontier's maintenance and engineering department has received the Federal Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for six consecutive years. In July 2005, Frontier ranked as one of the "Top 10 Domestic Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

Legal Notice Regarding Forward-Looking Statements

        Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated. Some of the factors that could significantly impact the forward-looking statements in this press release are discussed in our reports filed with the Securities and Exchange Commission. Any forward-looking statement is qualified by reference to these risks and factors. These risks and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Additional information regarding these and other factors may be contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2005 and Current Report on Form 8-K filed on November 29, 2005. The Company's filings are available from the Securities and Exchange Commission or may be obtained on the Company's website at www.frontierairlines.com.

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  Exhibit 99.1
Frontier Announces Proposed Offering of Convertible Debentures